Exhibit 99.2
GLG Partners, Inc. THIRD QUARTER 2009 UPDATE NOVEMBER 5, 2009

FORWARD-LOOKING STATEMENTS This presentation contains statements relating to future results (including certain projections and business trends) of GLG Partners, Inc. ("GLG") that are forward-looking statements. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: the volatility in the financial markets; market conditions for the investment funds GLG manages ("GLG Funds"); performance of GLG Funds, the related performance fees and the associated impacts on revenues, net income, cash flows and fund inflows/outflows; the impact of net inflows on GLG's mix of assets under management and the associated impacts on revenues; the cost of retaining GLG's key investment and other personnel or the loss of such key personnel; risks associated with the expansion of GLG's business in size and geographically; operational risk, including counterparty risk; litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on GLG's resources; risks associated with the use of leverage, investment in derivatives, availability of credit, interest rates and currency fluctuations, as well as other risks and uncertainties, including those set forth in GLG's filings with the Securities and Exchange Commission. These forward- looking statements are made only as of the date hereof, and GLG undertakes no obligation to update or revise the forward- looking statements, whether as a result of new information, future events or otherwise, except as required by law.Nothing in this presentation should be construed as or is intended to be a solicitation for or an offer to provide investment advisory services.Available InformationGLG maintains an Investor Relations website at www.glgpartners.com and routinely posts important information on its website for investors. Effective on or after February 1, 2010, GLG intends to use its website as a means of disclosing material non- public information and for complying with its disclosure obligations under Regulation FD promulgated by the SEC. These disclosures will be included on GLG's website under the section "Investor Relations ^ Overview ^ Recent News". Accordingly, investors should monitor this portion of GLG's website, in addition to following its press releases, SEC filings and public conference calls and webcasts.

GLG OVERVIEW

GLG is a leading global multi-strategy investment manager

- Founded in 1995 with a long history of strong and sustained investment performance
- $21.6 billion in net assets under management ("AUM") as of September 30, 2009 with a broad range of funds and managed accounts comprising alternative, long only and 130 / 30 or similar strategies
- Strong recent absolute and relative investment performance with net dollar-weighted returns[1] of approximately 25.2% for its alternative strategies, 28.0% for long only strategies and 24.5% for 130 / 30 or similar strategies year-to-date through October 2009
- Attractive foundation of institutional and high net worth clients with a new base of UK retail clients
- Accessed the public markets in November 2007, through a reverse merger transaction with Freedom Acquisition Holdings; GLG currently trades on the NYSE with a market capitalization of $0.9 billion[2]
- Approximately 390 people, including 132 investment professionals[3]

[1] Performance is typically measured by the longest running share class in each fund. See the *Appendix* for a description of how dollar-weighted average returns are calculated.
[2] Share price of $2.74, as of November 2, 2009, and shares outstanding of 308.5 million as of September 30, 2009, assumes conversion of FA Sub 2 Limited Exchangeable Shares.
[3] Includes contractors and temporary personnel.

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DIVERSIFIED MULTI-STRATEGY MODEL AUM breakdown by investment strategy ManagedAccounts$10.4 B(48%) Note: Data is based on AUM and GLG Funds as of September 30, 2009. Long Only Alternative(1) Global 22% 37% Europe 23% 24% UK 10% 6% North America 2% 15% Emerging Markets 3% 18% Japan 35% - MENA 5% - 100% 100% 4 Funds$11.2 B(52%) Long Only Strategies 55%NET AUM = $12.0 B NET AUM = $21.6 B Alternative Strategies(1) 45%NET AUM = $9.6 B 1 Alternative strategies include all 130/30 or similar strategy managed accounts and funds. Cash and other holdings are included under alternative strategies as "Funds" and "Other".

DIFFERENTIATED INVESTMENT APPROACH AND INFRASTRUCTURE Heavy emphasis on fundamental research, tactical trading and a vast network of top industry analysts. The scale of GLG drives significant access.Investment professionals work on large open research / trading floors.Investment strategies have dedicated investment and risk professionals. Culture, compensation and physical layout are designed to facilitate real time information flow and collaboration.Senior Management Advisory Group comprised of senior GLG professionals was created in October 2008 and advises the firm on strategic direction and the delivery of best of breed performance for its investors and operations.Risk and controls infrastructure is tailored at the fund level (limits for net and gross exposure, position concentrations, VAR), monitored by distinct risk managers and reviewed at the firm level by the Risk Committee, Head of Risk and Co-CEO Emmanuel Roman.Independent administrators and custodians, multiple prime brokers and first class customer statements complemented by regulatory oversight from the FSA and the SEC. 5

ATTRACTIVE PLATFORM FOR WORLD CLASS INSTITUTIONS Superior client focus through dedicated client services team with direct access to the investment management and risk teams and customized, real time client reportingSignificant number of clients invested in multiple GLG fundsSignificant portion of AUM from long-standing clients:Significant number of high net worth private client AUM dates back to near inception of GLGMaterial institutional clients were introduced when first funds were launched in 1997 6

LONG-TERM TRACK RECORD OF STRONG INVESTMENT PERFORMANCE Since the first fund launched in 1997, GLG has achieved a 13.9% net-of-fees annualized dollar- weighted return on its alternative strategies through October 2009 7 Note: Performance is typically measured by the longest running share class in each fund. First GLG fund began trading in January 1997; as a result, indices are rebased to 100 as at January 1, 1997 with monthly data points through to October 31, 2009. Annualized returns are calculated on a basis of monthly pricing data. See the Appendix for a description of how dollar-weighted average returns are calculated.

2009 INVESTMENT PERFORMANCE Absolute composite performance of GLG long only, 130 / 30 and alternative strategies year-to- date compare favorably with equity indices through October 2009 8 Note: Performance is typically measured by the longest running share class in each fund. Indices are rebased to 100 as at January 1, 2009 with monthly data points through to October 31, 2009. See the Appendix for a description of how dollar-weighted average returns are calculated.

POSITIVE RECENT PERFORMANCE

- Absolute composite performance of GLG alternative strategies year-to-date compares favorably with equity indices
- Relative outperformance of aggregate GLG long only and 130 / 30 composites
- % Long only AUM outperforming relevant benchmarks year-to-date through September 2009[1]: 76%
- % 130 / 30 AUM outperforming relevant benchmarks year-to-date through October 2009: 74%

	GLG Alternative Composite	MSCI World TR Index	S&P 500 TR Index	GLG Long Only Composite	Long Only Blended Benchmark	GLG 130 / 30 Composite	130 / 30 Blended Benchmark
DOLLAR-WEIGHTED COMPOSITE RETURNS							
YTD thru October 2009 (Estimated)	25.2%	17.6%	16.3%	28.0%	18.9%	24.5%	18.5%
October 2009 (Estimated)	0.4%	(2.2%)	(1.9%)	(2.3%)	(2.1%)	(1.1%)	(2.1%)
YTD thru Q3 2009	24.6%	20.3%	18.6%	31.0%	21.5%	25.8%	21.0%
Q3 2009	10.2%	14.8%	15.4%	12.8%	12.7%	12.3%	13.8%
H1 2009	13.1%	4.8%	2.7%	16.1%	7.9%	12.0%	6.3%

Note: Performance is typically measured by the longest running share class in each fund. Blended benchmark returns are calculated as the aggregate of the dollar-weighted returns for the relevant benchmarks for each fund / managed account. In the event there is no relevant benchmark, an appropriate performance comparator is used. See the *Appendix* for a description of how dollar-weighted average returns are calculated.

[1] Estimated October pricing data is unavailable for approximately 30% of GLG's total long only AUM, hence figure is shown as at September 30, 2009.

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COMMITTED TO TAKE ADVANTAGE OF ATTRACTIVE GROWTH OPPORTUNITIES

Extend strong investment track record	• Committed to recruiting, training and motivating top investment talent • Unique opportunities in the present environment with last year's market disruption still weighing on a broad cross section of asset classes and a fragmented and less robust competitive environment • Well positioned to deliver strong risk adjusted returns in the future given the depth of our investment team and our disciplined and focused approach to the market
Expand investment products and strategies	• Created GLG's first UK retail product in August 2009 leveraging the platform acquired with the purchase of SGAM UK • Launched two alternative strategy products focused on convertible debt and European distressed opportunities in September 2009 • Expanded UCITS III offerings which now include convertible, emerging markets and Pure Alpha strategies
Build on success in Europe and UK to penetrate other major markets	• Voted leading Pan-European Hedge Fund of the Year by Thomson Reuters Extel survey for second straight year and Best Single Hedge Fund Manager for Multi-Strategy Hedge Fund Operators by Financial News in 2009 • Received 'buy' ratings from two prominent institutional consulting firms for global and international equity products • Won several new mandates in Q3 2009 including from a Fortune 100 corporate pension fund and a large sovereign wealth fund

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AUM AND FLOW TRENDS (in billions) 1 Approximately $3 billion of AUM was mandated in December 2008 pursuant to the sub-advisory arrangement with SGAM UK, which terminated upon the acquisition of SGAM UK on April 3, 2009. 2 Without giving effect to the December 2008 sub-advisory mandate from SGAM UK, net outflows were approximately $4.3 billion in 2008; without giving effect to the completion of the acquisition of SGAM UK on April 3, 2009, net outflows were approximately $0.4 billion in Q2 2009. 11 Net Flows $ 2.3 $ (1.4) $ 2.6 $ 6.1 $ (1.3)(2) $ 0.1 $ 2.3(2) $ 0.2 % of Opening AUM 27% (12%) 25% 40% (5%) 0.3% 16% 1% Historical Net AUM (1)

AUM SUMMARY Note: Totals may not add up due to rounding.1 Inflows for the first nine months of 2009 include approximately $2.6 billion of incremental net AUM acquired from SGAM UK during Q2 2009.2 Average net AUM for a given period is calculated as a 2 point (quarter open and close) average for a quarter and as a 4 point average for the nine month periods (first and second quarter open and third quarter open and close); average net AUM for the first nine months of 2009 excludes as of January 1, 2009 approximately $3 billion of AUM mandated in December 2008 pursuant to a sub-advisory arrangement with SGAM UK which terminated upon the acquisition of SGAM UK on April 3, 2009 and includes net AUM of approximately $7 billion acquired from SGAM UK on April 3, 2009 as if the AUM were acquired on April 1, 2009. 12 ($ MM)

FINANCIAL SUMMARY 13 1 Shares associated with the convertible notes have been included in the non-GAAP weighted average fully diluted share count for Q2 2009 and the first nine months of 2009 due to their dilutive impact and convertible note interest in the amounts of $1.6 million and $4.8 million have been added back to non-GAAP adjusted net income for those periods, respectively. In Q3 2009, however, the shares associated with the convertible notes have been excluded from the non-GAAP weighted average fully diluted share count due to their anti-dilutive impact and no convertible note interest was added back to non-GAAP adjusted net loss for the period. Note: Totals may not add up due to rounding.

KEY PERFORMANCE RATIOS 1 Ratios are annualized for quarterly and nine month periods and average net AUM for a given period is calculated as a 2 point (quarter open and close) average for the quarters, 4 point (first and second quarter open and third quarter open and close) average for the nine month periods and 5 point (first, second and third quarter open and fourth quarter open and close) average for the twelve month periods; average net AUM for the first nine months of 2009 excludes as of January 1, 2009 approximately $3 billion of AUM mandated in December 2008 pursuant to a sub-advisory arrangement with SGAM UK which terminated upon the acquisition of SGAM UK on April 3, 2009 and includes net AUM of approximately $7 billion acquired from SGAM UK on April 3, 2009 as if the AUM were acquired on April 1, 2009.2 Equals the sum of income taxes, cumulative dividends and tax effect of Acquisition-related compensation expense and amortization of intangible assets divided by the sum of adjusted net income, income taxes, cumulative dividends and tax effect of Acquisition-related compensation expense and amortization of intangible assets. 14

INVESTMENT HIGHLIGHTS

GLG is an attractive investment opportunity

- Leading investment manager
- Diversified multi-strategy business model
- Long-term track record of strong and sustained investment performance
- Positive recent investment performance
- Rigorous risk management and controls
- Differentiated investment approach and dedicated investment professionals
- Attractive platform for world class institutions
- Committed to take advantage of attractive growth opportunities
- Prudent acquisition strategy
- Management depth, experience and commitment

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APPENDIX

HISTORY OF GLG GLG was founded by Noam Gottesman, Pierre Lagrange and Jonathan Green in 1995 as a division of Lehman BrothersFounders had worked together at Goldman Sachs Private Client Services since late 1980sGLG began to offer fund products in early 1997Became an independent business in 2000, with Lehman Brothers initially holding a 20% minority interest (currently 11%)Since 2000, GLG has made considerable investments developing a cohesive investment management team and robust platformGLG accessed the public markets through a reverse acquisition transaction with Freedom in November 2007GLG acquired Societe Generale Asset Management UK, a UK-based long-only asset manager, in April 2009 17

ALTERNATIVE STRATEGY DOLLAR-WEIGHTED COMPOSITE RETURNS 18 GLG alternative strategy dollar-weighted average returns are calculated as the composite performance of the alternative funds listed below, in addition to managed accounts managed in accordance with alternative strategies, weighted by the sum of month-end AUM and net inflows on the subsequent dealing day:For the month of October 2009, dollar-weighted average returns are based on estimated month-end NAVs as at November 3, 2009.

LONG ONLY STRATEGY DOLLAR-WEIGHTED COMPOSITE RETURNS 19 GLG long only strategy dollar-weighted average returns are calculated as the composite performance of the long only funds listed below, in addition to managed accounts managed in accordance with a long only strategy (except those for which GLG does not exercise full control), weighted by the sum of month-end AUM and net inflows on the subsequent dealing day:For the month of October 2009, dollar-weighted average returns are based on final and estimated month-end NAVs as at November 3, 2009; however estimated October pricing data is unavailable for approximately 30% of GLG's total long only AUM, which have therefore been excluded from the long only composite returns for October and year-to-date through October 2009.

130 / 30 OR SIMILAR STRATEGY DOLLAR-WEIGHTED COMPOSITE RETURNS 20 GLG 130 / 30 or similar strategy dollar-weighted average returns are calculated as the composite performance of the funds listed below, in addition to managed accounts managed in accordance with a 130 / 30 or similar strategy, weighted by the sum of month-end AUM and net inflows on the subsequent dealing day:For the month of October 2009, dollar-weighted average returns are based on estimated month-end NAVs as at October 31, 2009.

FOREIGN CURRENCY IMPACT ON AUM GLG typically offers multi-currency share classes to its investors in each of its FundsAs of September 30, 2009, the AUM split by currency was as follows: 21 FX Impact $0.4 B $(0.7) B $0.7 B $1.0 B $(0.7) B $(0.3) B $1.0 B $0.4 Bin US$ * Quarterly data has not been annualized FX Impact / Opening AUM USD EUR GBP JPY OTHER 36% 25% 20% 14% 5%

TAXES GLG expects its "effective" tax rate(1) to be in the range of 20% to 25% over the next three years, but the "effective" tax rate will depend on a number of factors:Jurisdictions in which GLG does business and the income taxes in those jurisdictionsRelative growth rates in earnings in the jurisdictions in which GLG does businessGLG's low expected "effective" tax rate going forward is largely the result of the asset basis step-up and associated 15-year goodwill amortization deduction for US tax purposes as a result of the reverse acquisition transaction (approximately $216 million per year). Tax laws frequently change, sometimes with a retroactive effect. Until the legislation is finalized, it is often difficult to predict the impact of tax legislation on our financial results. No assurance can be given that tax law changes will not materially affect our financial position. GLG notes currently that: The UK legislation introducing a worldwide debt cap became law on July 21, 2009, effective January 1, 2010. This new legislation may restrict U.K. corporation tax deductions for financing costs based on the worldwide financing costs of the corporate group.The U.S. Congress is considering changes to U.S. income tax laws which would increase the U.S. income tax rate imposed on "carried interest" earnings and would subject to U.S. corporate income tax certain publicly held private equity firms and hedge funds structured as partnerships (for U.S. federal income tax purposes). These changes would not apply to GLG because the company is already taxed in the United States as a U.S. corporation and earns fee income and does not receive a "carried interest". President Obama and the U.S. Treasury Department proposed, on May 5, 2009, changes in certain of the U.S. tax rules for U.S. corporations doing business outside the United States. The proposed changes would limit the ability of U.S. corporations to deduct expenses attributable to offshore earnings, modify the foreign tax credit rules and further restrict the ability of U.S. corporations to transfers fund between foreign subsidiaries without triggering U.S. income tax. The scope of this proposed change, the form it will take if enacted, and its potential impact, are unclear, and GLG is closely monitoring this proposal. 22 1 "Effective" tax rate is the sum of income taxes, cumulative dividends and tax effect of Acquisition-related compensation expense and amortization of intangible assets divided by the sum of adjusted net income, income taxes, cumulative dividends and tax effect of Acquisition-related compensation expense and amortization of intangible assets. Cumulative dividends are distributions payable to the holders of exchangeable shares of FA Sub 2 Limited, a subsidiary of GLG Partners, Inc, in respect of our estimate of the net taxable income of FA Sub 2 Limited allocable to such holders multiplied by an assumed tax rate.

SUMMARY OF GLG WARRANTS (NYSE: GLG/WS) SUMMARY OF GLG WARRANTS (NYSE: GLG/WS) 23 1 As of November 4, 2009.2 All warrants will expire on December 28, 2011.

SHARE / WARRANT REPURCHASE PROGRAM As of September 30, 2009, there were 249.6 million common shares, 58.9 million FA Sub 2 Limited Exchangeable Shares and 54.5 million warrants outstanding (250.3 million, 58.9 million and 54.5 million, respectively, at June 30, 2009 and 246.5 million, 58.9 million and 54.5 million, respectively, at March 31, 2009). Approximately 0.6 million shares were repurchased and no warrants were repurchased or exercised during the third quarter of 2009. During the first nine months of 2009, no warrants were repurchased or exercised and 29.0 million shares were repurchased for $67.0 million. Since the inception of GLG's repurchase program in November 2007, GLG has repurchased a total of 14.3 million warrants for $82.9 million and 30.5 million shares for $74.7 million and 5.5 million warrants have been exercised at $7.50 per share for aggregate proceeds of $41.4 million. 24

MARKET CAPITALIZATION 1 Assumes conversion of FA Sub 2 Limited Exchangeable Shares. 25

DESCRIPTION OF GROSS AND NET ASSETS UNDER MANAGEMENT GLG's funds make use of fund-in-fund reinvestment in the following ways:GLG's internal fund of fund ("FoF") products invest substantially all of their assets in GLG's single-manager alternative or long only fund products;GLG's external FoF products may invest a small proportion of their assets in other GLG external FoF products;GLG's single-manager alternative fund products may invest some proportion of their assets in other GLG single-manager alternative fund products; andGLG's long only fund products may invest some proportion of their assets in other GLG long only fund products.Gross AUM presentation includes assets invested from other GLG FundsNet AUM presentation is net of assets invested from other GLG Funds 26

COMPOSITION OF ASSETS UNDER MANAGEMENT 27 Note: Totals may not add up due to rounding.1 Alternative strategy gross AUM includes all alternative strategy funds, all 130/30 strategy funds and managed accounts managed in accordance with alternative and 130/30 strategies.2 Long only strategy gross AUM includes all long only funds and managed accounts managed in accordance with a long only strategy.3 Quarterly average net AUM for a given period is calculated as a 2 point (quarter open and close) average; Q1 2009 and Q2 2009 average net AUM exclude as of January 1, 2009 approximately $3 billion of AUM mandated in December 2008 pursuant to a sub-advisory arrangement with SGAM UK which terminated upon the acquisition of SGAM UK on April 3, 2009 and Q2 2009 average net AUM includes net AUM of approximately $7 billion acquired from SGAM UK on April 3, 2009 as if the AUM were acquired on April 1, 2009.4 Inflows for Q2 2009 include approximately $2.6 billion of incremental net AUM acquired from SGAM UK in April 2009 and inflows for Q4 2008 include approximately $3 billion mandated in December 2008 pursuant to a sub-advisory arrangement with SGAM UK which terminated upon the acquisition of SGAM UK.

LIMITED PARTNER PROFIT SHARE ARRANGEMENT Mid-2006, GLG entered into partnerships with a number of its key personnel. Other key personnel have since joined these partnerships.These individuals:Ceased being employees and became holders of direct or indirect limited partnership interests in GLG entities and provide services to GLG directly or through two limited liability partnerships.Are entitled to: Priority drawings paid as a partnership draw: a fixed base limited partner profit share and a variable limited partner profit share which is contractually linked to management fees and performance fees attributable to the individuals concerned.Discretionary limited partner profit share which is determined by management in its sole discretion. 28

ACQUISITION-RELATED COMPENSATION EXPENSE Following the reverse acquisition transaction, GLG's GAAP compensation, benefits and profit share expense reflects share-based and other compensation recognized in respect of:the equity participation plan (including with respect to the cash portion of the awards under the plan in the aggregate amounts of $91 million, $45 million and $5 million for the three 12-month periods beginning with the consummation of the acquisition). Related expenses will end in 2010 and 2011(1)(2).10,000,000 shares allocated for the benefit of employees, service providers and certain key personnel under the Restricted Stock Plan. Related expenses will end in 2011(2).shares allocated for the benefit of employees and certain key personnel under the 2007 Long-Term Incentive Plan. Related expenses will end in 2013(3).the agreement among the Principals and Trustees. Related expenses will end in 2012(4).GLG subtracts any compensation expense related to dividends paid on unvested shares. Compensation expense is only booked in accordance with Accounting Standards Codification Topic 718 on dividends on unvested shares that are ultimately not expected to vest. 29 1 Original vesting period lasting three years from November 2, 2007.2 Original vesting period lasting four years from November 2, 2007. 3 Original vesting period lasting six years from November 2, 2007. 4 Original vesting period lasting five years from November 2, 2007.

COMPENSATION, BENEFITS AND PROFIT SHARE Under GAAP, there is a charge to compensation expense for Acquisition-related compensation expense based on certain service conditions. However, GLG's management believes that this charge does not reflect its ongoing core business operations and compensation expense.Instead GLG's management assesses its personnel-related expenses based on the measure non-GAAP compensation, benefits and profit share, or non-GAAP CBP. Non-GAAP CBP reflects GAAP compensation, benefits and profit share adjusted to exclude Acquisition- related compensation expense in connection with the acquisition by Freedom Acquisition Holdings, Inc. ("Freedom") of GLG Partners LP and associated entities. Non-GAAP CBP is not a measure of financial performance under GAAP and should not be considered as an alternative to compensation, benefits and profit share. 30

RECONCILIATION OF NON-GAAP CBP AND NON-GAAP TOTAL EXPENSES 31

ADJUSTED NET INCOME Non-GAAP Adjusted Net Income: GLG's management assesses the underlying performance of its business based on the measure "adjusted net income," which adjusts net income before non-controlling interests for (1) the Acquisition-related compensation expense, (2) to the extent that GLG records a tax benefit related to Acquisition-related compensation that is tax deductible for GAAP purposes, the impact of that tax benefit in calculating non-GAAP adjusted net income, (3) any gains or losses realized from investments in GLG Funds held by equity participation plan participants in connection with the Acquisition, (4) the cumulative dividends payable to the holders of exchangeable shares of its FA Sub 2 Limited subsidiary in respect of its estimate of the net taxable income of FA Sub 2 Limited allocable to such holders multiplied by an assumed tax rate, (5) the gain on business combination arising from the purchase of SGAM UK, and (6) amortization of the intangible assets recognized in relation to the acquired management contracts of SGAM UK and its associated tax effect. A reconciliation of non-GAAP adjusted net (loss) / income to GAAP net loss before non-controlling interests is provided in the Financial Summary on page 13. Adjusted net income is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP net income as an indicator of GLG's operating performance or any other measures of performance derived in accordance with GAAP. 32

DESCRIPTION OF NON-GAAP WEIGHTED AVERAGE FULLY DILUTED SHARE COUNT 33 Non-GAAP weighted average fully diluted shares: GLG's management assesses business performance per share based on the measure "non-GAAP weighted average fully diluted shares outstanding," which adjusts average fully diluted shares outstanding under GAAP for (1) the unvested shares issued pursuant to GLG's equity participation plan, which are recorded under GAAP as treasury shares, but upon which it will pay dividends to the extent it pays them on vested shares; (2) unvested shares awarded under GLG's 2007 Restricted Stock Plan and Long-Term Incentive Plans upon which it will pay dividends to the extent it pays them on vested shares; (3) the exchange of the FA Sub 2 Limited Exchangeable Shares; (4) the conversion of the convertible notes, if the conversion is dilutive and (5) the number of shares issuable upon exercise of the warrants under the treasury stock method.Adjusted Non-GAAP Adjusted Net Income: For periods in which the conversion of the convertible notes would be dilutive and the underlying shares are included in the non-GAAP weighted average fully diluted share count, GLG's management further adjusts the non-GAAP adjusted net income measure to add back the amount of the convertible note interest expense for the period.Adjusted non-GAAP adjusted net income is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP net income as an indicator of GLG's operating performance or any other measures of performance derived in accordance with GAAP.

RECONCILIATION OF NON-GAAP WEIGHTED AVERAGE FULLY DILUTED SHARES 34 1 Reflects weighted average diluted shares outstanding eligible to receive common dividends or the equivalent, plus diluted warrants outstanding under the treasury stock method.2 Assumes conversion of FA Sub 2 Limited Exchangeable Shares